Exhibit 99.1

MEDIA CONTACT:	Jennifer-Robyn Meier
Goldleaf Financial Solutions, Inc.
407.481.0090

Goldleaf Announces Appointment of Bill Mathis to its Board of Directors

BRENTWOOD, Tenn. (February 9, 2007) – Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of technology-based solutions for financial institutions, today announced that Bill Mathis has been elected to Goldleaf’s board of directors. Presently, Mathis is executive vice president of business development at MasterCard International.

          Mathis brings to the Goldleaf board more than 25 years of progressive experience in the financial services industry. At MasterCard, Mathis’ responsibilities include market and key customer strategic development, sales management across a variety of product segments, financial management, customer marketing and public relations. Mathis developed and executed the company’s indirect channel strategy for U.S. Region business, which has become the company’s global solution. In 2005, Mathis was honored as MasterCard’s inaugural Coach of the Year, which signifies sales and team development leadership. In his role, Mathis also serves as MasterCard’s voice to community banks and credit unions across the U.S.

          Mathis works with financial institutions to maximize the performance of their portfolios by identifying ways to increase revenues, decrease costs and mitigate risk. Mathis has created several best-practices strategies at the organization that have significantly increased revenue and year-over-year growth. Prior to joining MasterCard International, Mathis was senior vice president, new relationship development, for the Vendor Financial Services unit at GE.

          “Bill is a tremendous addition to our board,” said Lynn Boggs, CEO of Goldleaf Financial Solutions. “Bill’s career has been guided by the ability to sustain business and growth initiatives while simultaneously focusing on achieving the highest possible level of customer service.  For our company to succeed, it must have a successful strategic vision, superior personnel and an innovative spirit. Adding someone like Bill to our board exemplifies that model for success.”

          Mathis is a member of the Junior Achievement International Board, where he sits on the Executive Committee and the Lead Brand Effectiveness Committee. Mathis is also co-Chair of the MasterCard Diversity Committee, as well as the Political Action Committee and Pension Investment Committee.

GFSI Appoints Bill Mathis to Board

February 9, 2007

About Goldleaf

          Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, a teller automation system, turn-key leasing solutions, financial institution Web site design and hosting and retail inventory management services.  Goldleaf believes its full suite of products and services will allow financial institutions and their small- to medium-sized business customers to better compete more effectively in today’s aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company at www.goldleaf.com.

Safe Harbor Statement

          Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company’s suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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